UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): December 17, 2013

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire		03842-1720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On December 17, 2013, the Maine Public Utilities Commission (“MPUC”), during its public deliberations, voted unanimously to approve a Settlement and Stipulation (“Stipulation”) in Docket No. 2013-00133, the base rate proceeding for the Maine division of Northern Utilities, Inc. (the “Company”), Unitil Corporation’s natural gas distribution utility subsidiary. A final written order commemorating the vote for approval, and which is statutorily necessary for the approval to become an official act of the MPUC, is expected to be issued by or on December 31, 2013. The vote approved a comprehensive Stipulation among the Company and the Office of the Public Advocate. The approved Stipulation provides for a total increase in annual revenue of $3.8 million, effective January 1, 2014. The Stipulation also includes a Targeted Infrastructure Replacement Adjustment (“TIRA”) rate mechanism, which will provide for annual adjustments to distribution base rates in future years to recover costs associated with the Company’s investments in specified operational and safety-related infrastructure replacement and reliability upgrade projects to its natural gas distribution system. The TIRA will have an initial term of four (4) years, and applies to investments made in eligible facilities in each of the calendar years 2013, 2014, 2015, and 2016. The Stipulation also includes an Earnings Sharing Mechanism, and a rate design change which allocates a higher percentage of revenue recovery to fixed monthly customer distribution charges than does the current rate design. The Stipulation is filed as Exhibit 99.1 to this Form 8-K. Exhibit 6 to the Stipulation, the Company’s Terms, Conditions and Tariffs for the Sale of Gas in the State of Maine, has been excluded from this filing and will be available on the Company’s website upon final written approval by the MPUC.

The Company also filed a base rate case for its New Hampshire natural gas division with the New Hampshire Public Utilities Commission (“NHPUC”) in April 2013. In New Hampshire, the Company requested an increase of $5.2 million in gas distribution base revenue or approximately 9.4 percent over test year operating revenue. In New Hampshire, Northern Utilities has been authorized to implement temporary rates to collect a $2.5 million increase (annualized) in gas distribution revenue, effective July 1, 2013. Once permanent rates are approved by the NHPUC, they will be reconciled to the date temporary rates were established. A final rate order for the New Hampshire filing is expected by the end of the first quarter of 2014.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Number	Exhibit

99.1	MPUC Stipulation dated December 5, 2013 and related exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer
Date:	December 19, 2013

EXHIBIT INDEX

Number	Exhibit

99.1	MPUC Stipulation dated December 5, 2013 and related exhibits